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                    REGISTRATION RIGHTS AGREEMENT                    EXHIBIT 4.2


        This Agreement made as of the 8th day of October, 1999.

BETWEEN:

                           IPC ADVISORS S.A.R.L., a corporation governed by the laws of Luxembourg (the "Purchaser")

                                                              OF THE FIRST PART;

                                    - and -


                           BALANCED CARE CORPORATION, a corporation governed by the laws of the State of Delaware (the "Corporation")

                                                             OF THE SECOND PART.



         WHEREAS

         A. subject to the terms and conditions of that certain subscription agreement (the "Subscription Agreement") dated the date hereof between the Purchaser and the Corporation, the Purchaser has subscribed for and the Corporation has issued and sold to the Purchaser shares, and will issue and sell additional shares, of capital stock of the Corporation; and

         B. pursuant to the terms and conditions of the Subscription Agreement the Corporation and the Purchaser have agreed to enter into this Registration Rights Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and such other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

1.1      DEFINED TERMS IN SUBSCRIPTION AGREEMENT.

                  Unless otherwise defined herein, defined terms used in this Agreement shall have the meanings set forth in the Subscription Agreement.

1.2      DEFINITIONS.

         The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

         "BLACK-OUT NOTICE" has the meaning set forth in Section 2.7.

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         "CORPORATION" means Balanced Care Corporation, a corporation governed by the laws of the State of Delaware.

         "DEMAND REGISTRATION" has the meaning set forth in Section 2.1.

         "HOLDERS" means the Purchaser and such of its successors and affiliate transferees who acquire Registrable Securities.

         "PIGGYBACK HOLDERS" has the meaning set forth in Section 3.1.

         "PIGGYBACK REGISTRATION" has the meaning set forth in Section 3.1.

         "PURCHASER" means IPC Advisors S.A.R.L.

         "REGISTER", "REGISTERED" and "REGISTRATION" means a registration of Registrable Securities effected by preparing and filing a Registration Statement in compliance with the applicable Securities Laws and the declaration or ordering of the effectiveness of such Registration Statement by the appropriate Securities Regulators.

         "REGISTRABLE SECURITIES" means shares of common stock of the Corporation acquired, directly or indirectly, pursuant to the Subscription Agreement, or pursuant to any subdivision, reclassification or other similar change in respect thereof, including upon the conversion of the Series C Preferred Shares, owned or held by a Holder.

         "REGISTRATION EXPENSES" means any and all expenses incidental to the performance of or compliance with this Agreement by the Corporation, including without limitation: (i) all registration and filing fees of the Securities Regulators, the National Association of Securities Dealers, Inc. and other similar Persons, (ii) all fees and expenses incurred in connection with compliance with provincial and state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with the "blue sky" qualification of any of the Registrable Securities), (iii) all expenses incurred by the Corporation in preparing, printing and distributing any Registration Statement, any prospectus, any amendments or supplements thereto, and other documents relating to the performance of and compliance with this Agreement by the Corporation, (iv) all fees and expenses incurred by the Corporation in connection with the listing, if any, of the Registrable Securities on any securities exchange or quotation system, (v) the fees and disbursements of counsel for the Corporation and of the independent public accountants of the Corporation, including the expenses of any special audits or "cold comfort" letters required by or incidental to such performance and compliance, and (vi) the fees and expenses of one United States and one Canadian counsel to the Holders, which counsel shall be selected by the Selling Holders; provided that underwriting discounts and selling commissions, fees and expenses and any transfer taxes in respect of any Selling Holder's Registrable Securities incurred in connection with any registration and sale of Registrable Securities shall not be Registration Expenses.

         "REGISTRATION STATEMENTS" means a registration statement of the Corporation on the appropriate form, and all amendments and supplements to such document (including post-effective amendments), in each case including all exhibits thereto and all materials incorporated by reference therein.

         "SECURITIES LAWS" means U.S. Securities Laws.

         "SECURITIES REGULATORS" means any U.S. Securities Regulator.

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         "SELLING HOLDERS" means each Holder participating in a registration effected pursuant to the provisions of the Agreement such that all or part of the Registrable Securities owned by the Holder are included among the securities offered by the Registration Statement.

         "U.S. SECURITIES LAWS" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, and the Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "U.S. SECURITIES REGULATOR" means the Securities and Exchange Commission, and any other Person performing similar functions under the U.S. Securities Laws.

1.3      CONSTRUCTION.

         In this Agreement:

         (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

         (b) the words "including", "include", and "includes" shall mean "including without limitation", "include, without limitation" and "includes, without limitation", respectively;

         (c) any reference to a statute shall mean the statute in force as at the date hereof and any regulation in force thereunder, unless otherwise expressly provided;

         (d) the use of headings is for convenience of reference only and shall not affect the construction of this Agreement;

         (e) when calculating the period of time within which or filing which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period shall end on the next Business Day;

         (f)      all dollar amounts are expressed in United States funds;

         (g) whenever reference is made to "generally accepted accounting principles", such reference shall be deemed to be the United States generally accepted accounting principles; and

                  any tender of documents or money under this Agreement may be made upon the parties or the respective counsel and money may be tendered by wire transfer, by bank draft drawn upon a bank or by negotiable cheque payable in United States funds and certified by a bank.

1.4      ACTIONS BY SELLING HOLDERS.

                  Any action to be taken, and any decision or selection to be made, by the Selling Holders in connection with a registration effected pursuant to the provisions of this Agreement shall be determined by the affirmative vote or consent of those Selling Holders owning a majority of the Registrable Securities offered by the Registration Statement.

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                                      -4-

                                   ARTICLE II
                              DEMAND REGISTRATIONS

2.1      REQUESTS FOR REGISTRATION.

         (a) At any time after the date of the Special Meeting, each of the Holders (the "Requesting Holder") may request registration of all or part of their Registrable Securities under the Securities Laws. Within ten (10) days after receipt of any such request, the Corporation will give written notice of such request to all remaining Holders. Thereafter, the Corporation will use all reasonable efforts to effect the registration under the Securities Laws, including in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein by Holders within thirty (30) days after the receipt of the Corporation's notice, subject to the provisions of Section 2.4. (All registrations requested pursuant to this Section 2.1 are referred to herein as "Demand Registrations".)

         (b) A Requesting Holder which requests a Demand Registration under this Article II may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing written notice to the Corporation; provided, however, that notwithstanding such revocation, such Demand Registration shall be deemed a request for purposes of Section 2.2 unless, after consultation with the Corporation and any proposed underwriter, the Requesting Holder in good faith determines that the Registrable Securities which it has requested to be registered would not be sold pursuant to such Demand Registration within a reasonable period of time or at a price acceptable to such Requesting Holder.

         (c) Any request for a Demand Registration pursuant to this Article II shall specify the number of Registrable Securities proposed to be sold by the Requesting Holder and the intended method of disposition thereof.

         (d) Notwithstanding any of the foregoing provisions, the Corporation shall not be required to effect a Demand Registration if the Registrable Securities which the Requesting Holder has requested to be registered have ceased to be "restricted securities" pursuant to Rule 144 of the Securities Act and have become freely tradeable upon the expiration of any otherwise applicable hold period under the Securities Laws.

2.2      REGISTRATIONS.

                  The Holders will be entitled to request pursuant to this
Article II up to three (3) Demand Registrations. The Corporation will pay all Registration Expenses in connection with any such Demand Registrations and/or any Piggyback Registrations.

2.3      EFFECTIVE REGISTRATION STATEMENT.

                  No Demand Registration shall be deemed to have been effected for purposes of Section 2.2:

                  (i) unless a Registration Statement with respect thereto has become effective;

                  (ii) if, after it has become effective, any stop order, injunction or other order or requirement of a Securities Regulator or other governmental agency or court for any reason, affecting any of the securities offered by such Registration

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                                      -5-

                           Statement, is issued or threatened by a Securities Regulator or other governmental agency or court;

                  (iii) if the Corporation delivers a Black-Out Notice with respect to such Demand Registration;

                  (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of a failure by or inability of the Corporation to satisfy any of such conditions, or the occurrence of an event outside the reasonable control of the Requesting Holder;

                  (v)      the revocation notice described in the proviso to
                           Section 2.1(b) has been delivered by the Requesting Holder; or

                  (vi) if the Requesting Holder is not able to register and sell at least fifty percent (50%) of the Registrable Securities which were requested to be included in such registration,

and the Corporation will pay all Registration Expenses in connection with any registration if the registration is deemed not to have been effected pursuant to this Section 3.

2.4      PRIORITY ON DEMAND REGISTRATIONS.

         (a) The Corporation will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Selling Holders; provided, that the foregoing shall not restrict the obligations of the Corporation pursuant to its registration or similar agreements with Persons (other than the Purchaser) existing as at the date hereof.

         (b) If the Requesting Holder and the remaining Selling Holders request Registrable Securities to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise the Corporation in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range acceptable to the Selling Holders, the Corporation will include any securities to be sold in such Demand Registration in the following order (i) FIRST, the Registrable Securities owned by the Requesting Holder; (ii) SECOND, the Registrable Securities requested to be included in such registration by the remaining Selling Holders, provided, that if the managing underwriters determine in good faith that a lower number of Registrable Securities should be included, then only that lower number of Registrable Securities requested to be included by the remaining Selling Holders shall be included in such registration, and the remaining Selling Holders shall participate in the registration pro rata based upon their total ownership, on a fully diluted basis, of Registrable Securities; (iii) THIRD, the securities the Corporation proposes to sell; and (iv) FOURTH, any securities other than Registrable Securities to be sold by Persons other than the Corporation included pursuant to Section 2.4(a) hereof.

         (c) Any Person other than Holders including any securities in a registration effected pursuant to this Article II must pay its share of the Registration Expenses incurred in connection therewith.

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2.5      SELECTION OF UNDERWRITERS.

                  The Requesting Holder will have the right to select the underwriters and the managing underwriter to administer any Demand Registration (which underwriters and managing underwriter shall be reasonably acceptable to the Corporation).

2.6      BLACK-OUT RIGHTS AND POSTPONEMENT.

         (a) The Corporation shall not be required to effect a Demand Registration if the Corporation, within the ninety (90) day period preceding the date of a request for a Demand Registration, has effected a registration of securities in which the Requesting Holder was entitled to participate to the fullest extent pursuant to the Demand Registration rights afforded to Holders by this Article II or the Piggyback Registration rights afforded to Holders by Article III.

         (b) The Corporation may, upon written notice (a "Black-Out Notice") to the Requesting Holder requesting a Demand Registration, require the Requesting Holder to withdraw such Demand Registration upon the good faith determination by the Board of Directors of the Corporation that such postponement is necessary (i) to avoid disclosure of material non-public information; or (ii) as a result of a pending material financing (including a public offering of shares in the capital of the Corporation) or acquisition transaction, and in each case, none of the Holders may request another Demand Registration for a period of up to ninety (90) days, as specified by the Corporation in such Black-Out Notice. The Corporation may only give a Black-Out Notice where the giving of such notice has been specifically approved by the Corporation's Board of Directors. Upon receipt of a Black-Out Notice, the Demand Registration shall be deemed to be rescinded and retracted and shall not be counted as a Demand Registration for any purpose. The Corporation may not deliver more than one (1) Black-Out Notice in any twelve (12) month period.

                                  ARTICLE III
                             PIGGYBACK REGISTRATIONS

3.1      RIGHT TO PIGGYBACK.

                  Whenever the Corporation proposes (other than pursuant to a Demand Registration) to register any of its equity securities under the Securities Laws (whether for the Corporation's own account or for the account of any other Person) (a "Piggyback Registration"), the Corporation will give prompt written notice to all Holders of its intention to effect such a registration, and such notice shall offer each Holder the opportunity to, subject to the terms of similar agreements with Persons (other than the Purchaser) existing as at the date hereof, register on the same terms and conditions such number of Registrable Securities as the Holder may request. The Corporation will include in such registration all Registrable Securities with respect to which the Corporation has received written requests for the inclusion therein within thirty (30) days after the receipt of the Corporation's notice, subject to the provisions of Sections 3.3 and 3.4.

3.2      PIGGYBACK EXPENSES.

                  The Registration Expenses of the Selling Holders will be paid by the Corporation in connection with all Piggyback Registrations.

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3.3      PRIORITY ON PRIMARY REGISTRATIONS.

                  If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration are such that the success of the offering would be materially and adversely affected, the Corporation will include any securities to be sold in such registration in the following order:
(i) FIRST, the securities the Corporation proposes to sell; (ii) SECOND, the Registrable Securities requested to be included in such registration by the Holders pursuant to Section 3.1 hereof, provided, that, subject to the terms of similar agreements with Persons (other than the Purchaser) existing as at the date hereof, if the managing underwriters in good faith determine that a lower number of Registrable Securities should be included, then the Corporation shall be required to include in such registration only that lower number of Registrable Securities, and the Holders shall participate in the registration pro rata based upon their total ownership, on a fully diluted basis, of Registrable Securities; and (iii) THIRD, other securities requested to be included in such registration.

3.4      PRIORITY ON SECONDARY REGISTRATIONS.

                  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration are such that the success of the offering would be materially and adversely affected, the Corporation will include any securities to be sold in such registration in the following order: (i) FIRST, the securities of such holders; (ii) SECOND, the Registrable Securities requested to be included in such registration by the Holders pursuant to Section 3.1 hereof, provided, that if the managing underwriters in good faith determine that a lower number of Registrable Securities should be included, then the Corporation shall be required to include in such registration only that lower number of Registrable Securities, and the Holders shall participate in the registration pro rata based upon their total ownership, on a fully diluted basis, of Registrable Securities; and (iii) THIRD, other securities requested to be included in such registration.

                                   ARTICLE IV
                               HOLDBACK AGREEMENTS

4.1      HOLDBACK.

                  Each Holder agrees not to effect any public sale or distribution of Registrable Securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the seven (7) days prior to, and the ninety (90) day period beginning on the effective date of, any underwritten Demand Registration or any underwritten Piggyback Registration in which such Holder had an opportunity to participate without cutback under Article II or Article III (in each case except as part of such underwritten registration), unless the managing underwriters of the registered public offering otherwise agree.

4.2      COMPANY HOLDBACK.

                  The Corporation agrees not to effect any public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the fourteen
(14) days prior to, and during the ninety (90) day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Holders participate unless the managing underwriters of such underwritten Demand Registration or underwritten Piggyback Registration otherwise agree.

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                                   ARTICLE V
                             REGISTRATION PROCEDURES

5.1      REGISTRATION PROCEDURES.

                  Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Corporation will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will as expeditiously as possible (or, in the case of Section 5.1(n) below, will not):

         (a) prepare and file with the Securities Regulators a Registration Statement with respect to such Registrable Securities (such Registration Statement to include all information which the Selling Holders shall reasonably request) and use all reasonable efforts to cause such Registration Statement to become effective; provided, that as promptly as practicable before filing such Registration Statement, the Corporation will: (i) furnish to counsel selected by the Selling Holders copies of all such documents proposed to be filed, and the Corporation shall not file any such documents to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Laws; and (ii) notify each Selling Holder of (x) any request by the Securities Regulators to amend such Registration Statement or (y) any stop order issued or threatened by the Securities Regulators, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) (i) prepare and file with the Securities Regulators such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective until all Registrable Securities offered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement; and
                  (ii) comply with the provisions of the Securities Laws with respect to the disposition of all securities offered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

         (c) furnish to each Selling Holder, each underwriter of any underwritten offering and each broker through whom Registrable Securities are to be sold, without charge, as many conformed copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as the Selling Holder, underwriter or broker may reasonably request in order to facilitate the disposition of such Registrable Securities;

         (d) use its best efforts to register or qualify such Registrable Securities under provincial and state securities or blue sky laws of such jurisdictions as any Selling Holder shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holder to consummate the disposition of the Holder's Registrable Securities in such jurisdictions, provided, however, that the Corporation will not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this

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                                      -9-

                  Section 5.1(d); (ii) subject itself to Taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

         (e) furnish to each Selling Holder a signed copy, addressed to the Selling Holder (and the underwriters, if any), of an opinion of counsel for the Corporation (and/or special counsel to the selling securityholders in the case of a secondary registration), dated the effective date of such Registration Statement (and, if such Registration Statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Selling Holder, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings;

         (f) notify each Selling Holder, at a time when a prospectus relating to the offering is required to be delivered to purchasers or prospective purchasers under the Securities Laws, of the occurrence of any event known to the Corporation as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the Selling Holders, the Corporation will prepare and furnish to each Selling Holder, each underwriter (if any) and each broker through whom Registrable Securities are to be sold, without charge, as many conformed copies of a supplement to or an amendment of such prospectus as the Selling Holder, underwriter or broker may reasonably request so that, as thereafter delivered to the purchasers of the Registrable Securities offered thereby, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, in the event the Corporation shall give such notice, the Corporation shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to the Selling Holders to the date when the Corporation made available to the Selling Holders, the underwriters (if any) and the brokers through whom Registrable Securities are to be sold conformed copies of an appropriately amended or supplemented prospectus;

         (g) enter into such customary arrangements and take all such other customary actions as the Selling Holders or the underwriters (if any) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         (h) make available for inspection by any Selling Holder, any underwriter and any attorney, accountant or other agent retained by any Selling Holder or underwriter, upon reasonable notice and during normal business hours, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by the Selling Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

         (i) subject to other provisions hereof, use all reasonable efforts to cause the Registrable Securities offered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the Selling Holders to consummate the disposition of such Registrable Securities;

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                                     -10-

         (j) use all reasonable efforts to obtain a "comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Corporation's financial statements, addressed to each Selling Holder and to the underwriters (if any) covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as the Selling Holders (and the underwriters, if any) may reasonably request;

         (k) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Securities Regulators;

         (l) permit any Selling Holder (which Selling Holder, in its sole judgment, exercised in good faith, might be deemed to be a controlling Person of the Corporation with the meaning of the U.S. Securities Laws) to participate in the preparation of such Registration Statement and to include therein material, furnished to the Corporation in writing, which in the reasonable judgment of the Selling Holder should be included and which is reasonably acceptable to the Corporation and not in violation of applicable Law;

         (m) use all reasonable efforts to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any prospectus;

         (n) at any time file or make any amendment to such Registration Statement, or any amendment of or supplement to the prospectus contained therein (including amendments of the documents incorporated by reference in the prospectus), of which each Selling Holder or the managing underwriters shall not have previously been advised and furnished a copy or to which the Selling Holders, the managing underwriters, or counsel for the Selling Holders or for the underwriters shall reasonably object;

         (o) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to Selling Holders and the underwriters (if any) in form, substance and scope as are customarily made by issuers to underwriters and selling securityholders, as the case may be, in underwritten public offerings of substantially the same type; and

         (p) if any proposed Registration Statement refers to a Holder by name or otherwise as the holder of any securities of the Corporation then: (i) the Corporation shall be required at the request of such Holder to insert therein language, in form and substance reasonably satisfactory to such Holder, the Corporation and the managing underwriters, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder as to the investment quality of the Corporation's securities offered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Corporation; or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Laws, any similar federal, provincial or state statute, or any rule or regulation of any other regulatory body having jurisdiction over the offering, then in force, the Corporation shall be required at the request of such Holder to delete the reference to such Holder.

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                                      -11-

                                   ARTICLE VI
                              REGISTRATION EXPENSES

6.1      FEES.

         (a) The Corporation shall pay all Registration Expenses in connection with any registration of Registrable Securities effected pursuant to the provisions of this Agreement.

         (b) Upon any sale of Registrable Securities by a Selling Holder, such Selling Holder shall pay all brokerage commissions, underwriting discounts and commissions, transfer taxes (if any), and fees and expenses relating to the sale or disposition of such Registrable Securities.

                                  ARTICLE VII
                             UNDERWRITTEN OFFERINGS

7.1      DEMAND UNDERWRITTEN OFFERINGS.

                  If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Corporation will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Corporation, the Requesting Holder and the underwriters, and to contain such representations and warranties by the Corporation and such other terms as are customarily included in agreements of this type, including without limitation indemnities customarily included in such agreements. The Selling Holders will cooperate in good faith with the Corporation in the negotiation of the underwriting agreement. The Selling Holders may be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of the Selling Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Selling Holders. The Corporation shall cooperate with any Selling Holder in order to limit any representations or warranties to, or agreements with the Corporation or the underwriters to be made by the Selling Holder only to those representations, warranties or agreements regarding the Selling Holder, the Selling Holder's Registrable Securities and the Selling Holder's intended method of distribution and any other representation required by the Securities Laws.

7.2      INCIDENTAL UNDERWRITTEN OFFERINGS.

                  If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Piggyback Registration, the Selling Holders shall be parties to the underwriting agreement between the Corporation and such underwriters, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of the Selling Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Selling Holders. The Corporation shall cooperate with any Selling Holder in order to limit any representations and warranties to, or agreements with, the Corporation or the underwriters to be made by the Selling Holder only to those representations, warranties or agreements regarding the Selling Holder, the Selling Holder's Registrable Securities, the Selling Holder's intended method of distribution and any other representation required by the Securities Laws.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1      INDEMNIFICATION BY THE CORPORATION.

                  The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Selling Holders, each other Person, if any, who controls each of the Selling Holders within the meaning of the U.S. Securities Laws and each of their respective directors, general partners and officers, as follows:

                  (i) against any and all loss, liability, claim, damage or expense arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement by which Registrable Securities are offered (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

                  (iii) against any and all expense incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
                           (i) or (ii) above;

provided, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of the Selling Holder expressly for use in the preparation of any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) contained therein; and provided further, that the Corporation will not be liable under the indemnity agreement in this Section 8.1 with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense results from the fact that the Selling Holder or underwriter (if any) sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Corporation previously furnished, in a timely fashion, sufficient copies thereof to the Selling Holder, the underwriter (if any) or the broker through whom the Registrable Securities were sold. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Selling Holder, any controlling Person of the Selling Holder or any of their respective directors, officers or general partners, and shall survive the closing of the offering.

8.2      INDEMNIFICATION BY A HOLDER.

                  Each Selling Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.1 of this Agreement), to the extent permitted by law, the Corporation and its directors, officers and controlling Persons, and their respective directors, officers and general partners, with respect to any statement or alleged statement in or omission or alleged omission contained in any Registration Statement by which Registrable Securities are offered (or any amendment or supplement thereto), including all documents incorporated therein by reference or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to the Selling Holder that is expressly furnished to the Corporation by or on behalf of the Selling Holder for use in the preparation of such Registration Statement, preliminary prospectus, prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation, or its directors, officers or controlling Persons or their respective directors, officers or general partners and shall survive the closing of the offering. With respect to each claim pursuant to this Section 8.2, each Selling Holder's maximum liability under this Section shall be limited to an amount equal to the net proceeds actually received by the Selling Holder (after deducting any underwriting discount and expenses) from the sale of the Selling Holder's Registrable Securities offered by such Registration Statement.

8.3      INDEMNIFICATION PROCEDURE.

                  Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 8.1 or Section 8.2 of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not release the indemnifying party of its obligations under Section
8.1 or Section 8.2 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of: (i) more than one counsel (in addition to any local counsel) for all Selling Holders selected by the Selling Holders; or (ii) more than one counsel (in addition to any local counsel) for the Corporation selected by the Corporation in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to (pursuant to an immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not, without the prior consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

8.4      UNDERWRITING AGREEMENT.

                  The Corporation and each Selling Holder shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any registration of Registrable Securities.

8.5      CONTRIBUTION.

                  If the indemnification provided for in Sections 8.1 and 8.2 of this Agreement is unavailable to hold harmless an indemnified party under such Sections, then each indemnifying party shall agree to contribute to the amount paid or payable by such indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including without limitation the relative benefits received by each party from the sale of the securities offered by the Registration Statement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 8.5. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 8.3 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 8.5. Promptly after receipt by an indemnified party under this Section 8.5 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 8.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 8.3 has not been given with respect to such action; provided that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 8.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Corporation and each Selling Holder shall agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that: (i) the underwriters' portion of such contribution shall not exceed the underwriting fee or discount and (ii) that the Selling Holder's portion of such contribution shall not exceed an amount equal to the net proceeds actually received by the Selling Holder from the sale of the Selling Holder's Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.6      PERIODIC PAYMENTS.

                  The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   ARTICLE IX
                                    RULE 144

9.1      RULE 144

                  The Corporation covenants that it will file the reports required to be filed by it under the U.S. Securities Laws in a timely fashion, and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act in compliance with: (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time; or (ii) any similar rule or regulation hereafter adopted by the U.S. Securities Regulator. Upon the request of any Holder, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE X
                   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

10.1     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Person may participate in any underwritten registration hereunder unless such Person: (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; and (ii) complete and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1     TIME OF ESSENCE.

         Time shall be of the essence in this Agreement.

11.2     JURISDICTION.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

11.3     ENTIRE AGREEMENT.

         This Agreement and the Subscription Agreement constitute the entire agreement among the parties hereto relating to the subject matter hereof and supersede all oral statements and prior writings with respect hereto.

11.4     NO INCONSISTENT AGREEMENTS.

         The Corporation will not hereafter enter into any agreement which is inconsistent with, or would otherwise restrict the performance by the Corporation of its obligations hereunder.

11.5     ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES.

         The Corporation will not take any action, or fail to take any action which it may properly take, with respect to its securities which would adversely affect the ability of the Holders to include Registrable Securities in a registration effected pursuant to the provisions of this Agreement or which, to the extent within its control, would adversely affect the marketability of such Registrable Securities in any such registration (including without limitation effecting a stock split or a combination of shares).

11.6     ACTIONS TAKEN; AMENDMENTS AND WAIVERS.

         Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Corporation or any Holder, unless such modification, amendment or waiver is approved in writing by the Corporation and the Holders. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

11.7     SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; in addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent Holder, except to the extent reserved to or by the transferor in connection with any such transfer; provided that the benefits of this Agreement shall inure to and be enforceable by any transferee of Registrable Securities so long as such transferee shall have executed an agreement agreeing to be bound by the provisions of this Agreement and assuming and agreeing to fulfil and perform all of the obligations of a Holder hereunder.

11.8     NOTICE.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise shall be deemed to have been received on the fourth (4th) Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivery by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

         (a)      if to the Corporation

                  Balanced Care Corporation
                  1215 Manor Drive
                  Mechanicsburg, Pennsylvania
                  17055

                  Attention:        Brad E. Hollinger
                  Telecopier No:    (717) 796-6248

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York
                  10022-6069

                  Attention:        Richard Vilsoet
                  Telecopier No.:   (212) 848-7179

         (b)      if to the Purchaser:

                  IPC Advisors S.A.R.L.
                  c/o Unsworth & Associates
                  Herengrach 483
                  1017 BT
                  Amsterdam

                  Attention:        Brad Unsworth
                  Telecopier No.:   011-31-20-623-2285

                  with a copy to:

                  Manfred J. Walt
                  c/o Central Park Lodges
                  175 Bloor Street East
                  South Tower
                  Toronto, Ontario
                  M4W 3R8

                  Attention:        Manfred J. Walt
                  Telecopier No.:   (416) 323-3818
                  with a further copy to:

                  Goodman Phillips & Vineberg
                  250 Yonge Street, Suite 2400
                  Toronto, Ontario
                  M5B 2M6

                  Attention:        Stephen Pincus
                  Telecopier No.:   (416) 979-1234

11.9     SEVERABILITY.

         If any provision, or portion thereof, of this Agreement, or of the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or portion thereof, to any other Person or circumstance shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.10    EXECUTION AND COUNTERPARTS.

         For the convenience of the parties, this Agreement may be executed by facsimile or otherwise in several counterparts, each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one in the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereof on the date first indicated above.


                                      BALANCED CARE CORPORATION

                                      Per:
                                          -------------------------------------

                                      Per:
                                          -------------------------------------



                                      IPC ADVISORS S.A.R.L.

                                      Per:
                                          -------------------------------------